UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2016

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2016:

•                  STAG Industrial, Inc., a Maryland corporation (the “Company”), as guarantor, and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), as borrower, entered into an amended and restated term loan agreement, dated as of December 20, 2016 (the “Amended and Restated Term Loan A Agreement”), with Wells Fargo Bank, National Association and other lenders named therein, in order to amend and restate obligations existing under that certain term loan agreement, dated as of December 18, 2014, pursuant to which the lenders provide an unsecured $150 million term loan maturing March 31, 2022 (the “Unsecured Term Loan A”).

•                  The Company, as guarantor, and the Borrower, as borrower, entered into a second amended and restated term loan agreement, dated as of December 20, 2016 (the “Second Amended and Restated Term Loan B Agreement”), with Wells Fargo Bank, National Association and other lenders named therein, in order to amend and restate obligations existing under that certain amended and restated term loan agreement, dated as of December 18, 2014, pursuant to which the lenders provide a revolving unsecured $150 million term loan maturing March 21, 2021 (the “Unsecured Term Loan B”).

Together, the Amended and Restated Term Loan A Agreement and the Second Amended and Restated Term Loan B Agreement are referred to herein as the “Amended and Restated Term Loan Agreements.”

Pursuant to the Amended and Restated Term Loan Agreements, borrowings under the Unsecured Term Loan A and the Unsecured Term Loan B bear interest at a floating rate per annum equal to, at the Borrower’s election, LIBOR or the Base Rate (each as defined in the Amended and Restated Term Loan Agreements) plus a spread. Until the Company achieves at least two debt ratings among Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC (or their successors), the spread is determined by a leverage-based pricing grid.  Depending upon the Company’s consolidated leverage ratio, the leverage-based spread ranges from 1.30% to 1.90% for LIBOR borrowings and from 0.30% to 0.90% for Base Rate borrowings.  If and when the Company achieves the two or more debt ratings, the spread is determined by a performance-based pricing grid.  Depending upon the Company’s debt ratings, the performance-based spread ranges from 0.90% to 1.75% for LIBOR borrowings and from 0.00% to 0.75% for Base Rate borrowings. The Company currently uses the leverage-based pricing grid.  Other than a reduction in the spreads, the material terms of the Unsecured Term Loan A and Unsecured Term Loan B, including the maturity dates, remain unchanged.

The Borrower paid customary arrangement fees to an affiliate of Wells Fargo Bank, National Association and customary amendment fees to the lenders.

The foregoing description of the Amended and Restated Term Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Term Loan Agreements, copies of which have been filed as Exhibits 10.1 and 10.2 to this report and are incorporated in this Item 1.01 by reference.

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1

Amended and Restated Term Loan Agreement, dated as of December 20, 2016, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.2

Second Amended and Restated Term Loan Agreement, dated as of December 20, 2016, among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: December 23, 2016	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Term Loan Agreement, dated as of December 20, 2016, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.2

Second Amended and Restated Term Loan Agreement, dated as of December 20, 2016, among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.